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As filed with the Securities and Exchange Commission on October 15, 2002

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Aksys, Ltd.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	Two Marriott Drive, Lincolnshire, Illinois 60069 (847) 229-2020	36-3890205 (I.R.S. Employer Identification No.)
(Address, including zip code, and telephone number, including area code, of principal executive offices)

William C. Dow
President and Chief Executive Officer
Aksys, Ltd.
Two Marriott Drive
Lincolnshire, Illinois 60069
(847) 229-2020
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Keith S. Crow, P.C. Kirkland & Ellis 200 East Randolph Drive Chicago, Illinois 60601 (312) 861-2000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(1)

Common Stock, par value $0.01 per share(3)

Preferred stock, par value $0.01 per share(3)

Debt securities(3)(4)

Common Stock Warrants(3)

Preferred Stock Warrants(3)

Debt Warrants(3)

Total(5)	$60,000,000	$60,000,000	$5,520

(1)
Estimated solely for the purposes of calculating the registration fee, which is calculated in accordance with Rule 457(o).
(2)
Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II(D) to Form S-3 under the Securities Act of 1933.
(3)
Subject to Note (5) below, there is being registered hereunder an indeterminate number of shares of Common Stock, Preferred Stock, debt securities and warrants to purchase Common Stock, Preferred Stock and debt securities of the registrant as may be sold from time to time by the registrant. Pursuant to Rule 457(i), this includes such indeterminate number of shares of Common Stock, Preferred Stock and debt securities as are issuable upon conversion or exchange of Preferred Stock or debt securities or upon exercise of any warrant securities or pursuant to the antidilution provisions of any such securities.
(4)
Subject to Note (5) below, there is being registered hereunder an indeterminate principal amount of debt securities as may be sold from time to time by the registrant or, if any debt securities are issued at an original issue discount, the issue price rather than the principal amount of any debt securities issued at an original issue discount.
(5)
In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $60 million, excluding accrued interest, if any, on any debt securities issued under this registration statement. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, DATED OCTOBER 15, 2002

PROSPECTUS

AKSYS, LTD.

$60,000,000

Common Stock
Preferred Stock
Debt Securities
Common Stock Warrants
Preferred Stock Warrants
Debt Warrants

        We may from time to time sell up to $60,000,000 in the aggregate of the following securities:

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  shares of our Common Stock, par value $0.01 per share;

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  shares of our Preferred Stock, par value $0.01 per share, in one or more series;

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  debt securities, which may consist of notes, debentures or other types of debt, in one or more series;

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  warrants to purchase shares of our Common Stock;

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  warrants to purchase shares of our Preferred Stock; and

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  warrants to purchase our debt securities.

        We may also issue Common Stock, Preferred Stock and debt securities upon conversion, exchange or exercise of the securities listed above.

        We will provide the specific terms of these securities in supplements to this prospectus. We can only use this prospectus to offer and sell any specific security by also including a prospectus supplement for that security. You should read this prospectus and any prospectus supplement carefully before you invest.

        Our Common Stock is traded on The Nasdaq National Market System under the symbol "AKSY."

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time.

The date of this prospectus is                        .

ABOUT THIS PROSPECTUS

        This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $60,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement together with the additional information described under the next heading "Where You Can Find More Information."

        We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement as if we had authorized it. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the supplement to this prospectus is correct on any date after their respective dates, even though this prospectus or a supplement is delivered or securities are sold on a later date.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can inspect and copy these reports, proxy statements and other information at:

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  the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and

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  the regional offices of the SEC:

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  Midwest Regional Office, Citicorp Center, Suite 1400, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661; and

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  Northeast Regional Office, 233 Broadway, New York, NY 10279.

        You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. Please call the SEC at 1-800-SEC-0330 for more information about the operation of public reference rooms. The SEC also maintains a web site at http://www.sec.gov that makes available reports, proxy statements and other information regarding registrants that file electronically with it. In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents filed by us with the SEC:

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  Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

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  Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

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  Quarterly Report on Form 10-Q for the quarter ended June 30, 2002;

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  Current Report on Form 8-K, filed with the SEC on May 15, 2002;

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  the description of our capital stock contained in our Registration Statement on Form 8-A, filed with the SEC on April 24, 1996, including all amendments or reports filed for the purpose of updating the description;

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  the description of the Preferred Stock Purchase Rights contained in our Registration Statement on Form 8-A, filed with the SEC on October 31, 1996, including all amendments or reports filed for the purpose of updating the description; and

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  all other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering, which shall be deemed to be a part hereof from the date of filing of such documents.

        To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write to us at:

Aksys, Ltd.
Two Marriott Drive
Lincolnshire, Illinois 60069
Attention: Chief Financial Officer
(847) 229-2020

        You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information.

THE COMPANY

        Our company focuses on hemodialysis products and services for patients suffering from end-stage renal disease, commonly known as chronic kidney failure (ESRD). We have developed an automated personal hemodialysis system, known as the Aksys PHD(TM) Personal Hemodialysis System, which is designed to enable patients to perform frequent hemodialysis at alternate sites (such as their own homes) and to thereby improve clinical outcomes, reduce total treatment costs and enhance the quality of life of patients.

FORWARD-LOOKING STATEMENTS

        Some of the statements in this prospectus and in the information incorporated herein by reference contain "forward-looking" information as that term is defined by the federal securities laws. Forward-looking statements may be identified by use of the terms "may," "will," "expect," "anticipate," "believe," "estimate" and similar words, although some forward-looking statements are expressed differently. You should be aware that our actual results or events could differ materially from those contained in the forward-looking statements due to a number of factors, many of which are beyond our control. Factors that could materially and adversely affect our results and cause them to differ from those contained in, or incorporated in, this prospectus include, but are not limited to:

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  risks related to uncertainty about the acceptance of the PHD System by both potential users and purchasers, including without limitation, patients, clinics and other health care providers;

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  risks related to uncertain unit pricing and product cost, which may not be at levels (during initial commercialization of the PHD System or thereafter) that permit us to be profitable;

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  market, regulatory and reimbursement conditions;

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  the impact of products that may be developed, adapted or otherwise compete with the PHD System;

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  risks inherent in relying on a third party to manufacture the PHD System;

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  additional capital requirements with respect to, among other things, the commercialization of the PHD System;

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  risks related to our ability to obtain additional regulatory approvals for the PHD System, the timing of such approvals and the possibility that additional clinical trials and/or other data will be necessary to obtain any of such other approvals, if and to the extent that we determine to seek such approvals;

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  risks related to the failure to meet additional development and manufacturing milestones for the PHD System on a timely basis; and

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  changes in Quality System Requirements regulations promulgated by the United States Food and Drug Administration.

        The forward-looking statements made in this prospectus speak only as of the date that they are made. We do not undertake to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results or events expressed or implied therein will not be realized.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, including capital expenditures and to meet working capital needs. When a particular series of securities is offered, the prospectus supplement relating thereto will set forth our intended use for the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

RATIOS OF EARNINGS TO FIXED CHARGES

        A historical ratio of earnings to fixed charges is not being presented because we have recorded operating losses for all periods presented and the ratio, if presented, would be negative. We have not had any material interest expense and the interest attributable to operating leases has not been significant. Therefore, the interest coverage deficiency is not material.

DESCRIPTION OF COMMON STOCK

        We may issue, separately or together with or upon conversion of or exchange for other securities, Common Stock, together with the associated preferred stock purchase rights, as set forth in the applicable prospectus supplement. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, our Restated Certificate of Incorporation, our Amended and Restated Bylaws and our Rights Agreement, dated as of October 28, 1996, between our company and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agreement"). A copy of each of our Restated Certificate of Incorporation, our Bylaws and the Rights Agreement are filed as exhibits to the registration statement of which this prospectus forms a part. The Common Stock offered hereby will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Authorized and Outstanding Common Stock

        We have authority to issue 50,000,000 shares of Common Stock, par value $0.01 per share. As of September 30, 2002, there were 25,485,944 shares of Common Stock issued and outstanding and no shares of Common Stock were held in treasury As of September 30, 2002, there were 2,190,249 shares of Common Stock reserved for issuance under our equity incentive and stock purchase plans. In addition, as of September 30, 2002, there were outstanding options, warrants and other rights to acquire up to approximately 2,154,103 shares of Common Stock. If exercised, these securities will dilute the percentage ownership of holders of our Common Stock.

Dividends, Voting Rights and Liquidation

        Subject to any preferential rights of any outstanding series of Preferred Stock created by our board of directors from time to time, the holders of shares of Common Stock will be entitled to such cash dividends as may be declared from time to time by the board from funds legally available therefor. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders. There is no cumulative voting. The Common Stock is neither redeemable nor convertible into other securities, and there are no sinking fund provisions related thereto. Subject to any preferential rights of any outstanding series of Preferred Stock created from time to time by our board of directors, upon liquidation, dissolution or winding up of our company, the holders of shares of our Common Stock will be entitled to receive pro rata the assets distributed to such holders, if any.

Certain Provisions of our Restated Certificate of Incorporation and Bylaws

        Our Restated Certificate of Incorporation and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of our company unless the takeover or change of control is approved by our board of directors. Such provisions may also render the removal of the current board of directors and of management more difficult. These provisions provide for, among other things:

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  a classified board of directors;

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  a "fair price" provision;

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  a prohibition on stockholder action through written consents;

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  a requirement that special meetings of stockholders be called only by our board of directors or our chief executive officer;

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  advance notice requirements for stockholder proposals and nominations;

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  limitations on the ability of stockholders to amend, alter or repeal our Restated Certificate of Incorporation or our Bylaws; and

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  the authority of our board of directors to issue, without stockholder approval, preferred stock with such terms as the board of directors may determine.

Stockholder Rights Plan

        Each outstanding share of our Common Stock includes, and each share of Common Stock offered under this prospectus and the accompanying prospectus supplement will include, one preferred stock purchase right (individually a "Right" and collectively the "Rights") as provided under the Rights Agreement. Each Right entitles the holder, until the earlier of October 28, 2006 or the redemption of the Rights, to purchase one one-thousandth of a share of our Junior Participating Preferred Stock, Series A, par value $1.00 per share (the "Series A Preferred Stock"), at a price of $85.00 per one one-thousandth of a share (as may be adjusted to reflect stock splits, stock dividends or certain other dilutive events since the issuance of the Rights). The Series A Preferred Stock is nonredeemable and will have 1,000 votes per share (subject to adjustment). We have reserved 50,000 shares of Series A Preferred Stock for issuance upon exercise of such Rights.

        In the event that any person becomes the beneficial owner of 15% or more of our Common Stock, the Rights (other than Rights held by the acquiring stockholder) would become exercisable for the number of shares of our Common Stock having a market value of two times the exercise price of the Right. Furthermore, if after any person becomes the beneficial owner 15% or more of our Common Stock, our company is acquired in a merger or other business combination or 50% or more of our assets or earnings power were sold, each Right (other than Rights held by the acquiring person) would become exercisable for that number of shares of Common Stock (or securities of the surviving company in a business combination) having a market value of two times the exercise price of the Right.

        One Right will be issued in respect of each share of our Common Stock issued before the earlier of October 28, 2006 or the redemption of the Rights. As of the date of this prospectus, the Rights are not exercisable, certificates representing the Rights have not been issued and the Rights automatically trade with shares of our Common Stock.

        The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person that attempts to acquire our company on terms not approved by our board of directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by our board of directors prior to the time a person has acquired beneficial ownership of 15% or more of our Common Stock, because until such time the Rights may generally be redeemed by us at one cent per Right.

Section 203 of the Delaware General Corporation Law

        We are subject to the "business combination" statute of the General Corporation Law of the State of Delaware (the "DGCL"), an anti-takeover law enacted in 1988. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder," for a period of three years after the date of the transaction in which a person became an "interested stockholder," unless:

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  prior to such date the board of directors of the corporation approved either the "business combination" or the transaction which resulted in the stockholder becoming an "interested stockholder,"

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  upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder," the "interested stockholder" owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

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  on or subsequent to such date the "business combination" is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the "interested stockholder."

        A "business combination" includes mergers, stock or asset sales and other transactions resulting in a financial benefit to the "interested stockholders." An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the voting stock of the subject corporation. Although Section 203 permits us to elect not to be governed by its provisions, we have not made this election. As a result of the application of Section 203, potential acquirors of our company may be discouraged from attempting to effect an acquisition transaction with us, thereby possibly depriving holders of our securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

        Our Common Stock is listed on the The Nasdaq National Market System. The transfer agent and registrar for our Common Stock is EquiServe, L.P.

DESCRIPTION OF PREFERRED STOCK

        Under our Restated Certificate of Incorporation, shares of Preferred Stock may be issued from time to time, in one or more classes or series, as authorized by our board of directors, generally without the approval of our stockholders.

        We have authority to issue 1,000,000 shares of Preferred Stock, par value $0.01 per share. The number of authorized shares of Preferred Stock includes 50,000 authorized shares of Series A Preferred Stock issuable pursuant to the Rights Agreement, as described above under the heading "Description of Common Stock—Stockholder Rights Plan." As of September 30, 2002, there were no shares of Preferred Stock outstanding.

        Subject to limitations prescribed by the DGCL, our Restated Certificate of Incorporation and our Bylaws, our board of directors is authorized to fix the number of shares constituting each class or series of Preferred Stock and the designations and powers, preferences and relative, participating, optional or other special rights, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the board of directors or duly authorized committee thereof. The Preferred Stock offered hereby will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

        We will describe in a prospectus supplement the following terms of the class or series of Preferred Stock being offered:

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  the title and stated value of the Preferred Stock;

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  the number of shares of the Preferred Stock offered, the liquidation preference per share and the purchase price of the Preferred Stock;

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  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the Preferred Stock;

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  whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the Preferred Stock shall accumulate;

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  the procedures for any auction and remarketing, if any, for the Preferred Stock;

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  the provisions for a sinking fund, if any, for the Preferred Stock;

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  the provisions for redemption, if applicable, of the Preferred Stock;

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  any listing of the Preferred Stock on any securities exchange or market;

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  the terms and conditions, if applicable, upon which the Preferred Stock will be convertible into our Common Stock, including the conversion price, or manner of calculation thereof, and conversion period;

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  the terms and conditions, if applicable, upon which Preferred Stock will be exchangeable into debt securities of our company, including the exchange price, or manner of calculation thereof, and exchange period;

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  voting rights, if any, of the Preferred Stock;

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  a discussion of any material and/or special federal income tax considerations applicable to the Preferred Stock;

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  the relative ranking and preferences of the Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

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  any limitations on issuance of any class or series of Preferred Stock ranking senior to or on a parity with the series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

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  any other specific terms, preferences, rights, limitations or restrictions of the Preferred Stock.

DESCRIPTION OF DEBT SECURITIES

        This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        The debt securities offered hereby will be issued under an indenture between us and the trustee named therein. The indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "TIA"). A copy of the form of indenture will be filed in an amendment to the registration statement of which this prospectus is a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus is a part. The following description of certain provisions of the form of indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture to be filed in an amendment to the registration statement of which this prospectus is a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus is a part.

General

        The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in an officers' certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

        We will be able to issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount and the following terms of the debt securities:

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  the title of the debt securities;

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  the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the date or dates on which we will pay the principal on the debt securities;

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  the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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  the place or places where principal of, premium and interest on the debt securities will be payable;

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  the terms and conditions upon which we may redeem the debt securities;

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  any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

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  the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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  whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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  the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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  any provisions relating to any security provided for the debt securities;

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  any provisions relating to the subordination of subordinated debt;

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  any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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  any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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  any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series;

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, and any terms which may be required or advisable under applicable laws or regulations; and

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  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

        We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Payment of Interest and Exchange

        Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary (the "Depositary"), or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security"), as described in the applicable prospectus supplement. Except as described under "Global Debt Securities and Book-Entry System" below, book-entry debt securities will not be issuable in certificated form.

        Certificated Debt Securities.    You may transfer or exchange certificated debt securities at the trustee's office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

        You may transfer certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

        Global Debt Securities and Book-Entry System.    Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

        The Depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

        Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security ("participants") or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the book-entry debt securities represented by the global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

        So long as the Depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described herein, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.

        We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the Depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

        We will make payments of principal of, and premium and interest on book-entry debt securities to the Depositary or its nominee, as the case may be, as the registered holder of the related global debt security. Our Company, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the Depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of the Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        We will issue certificated debt securities in exchange for each global debt security if the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the book-entry debt securities of any series represented by one or more global debt securities and, in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

        We have obtained the foregoing information in this section concerning the Depositary and the Depositary's book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a "successor person"), and we may not permit any person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

  •
  the successor person is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

  •
  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

  •
  certain other conditions are met.

Covenants

        The applicable prospectus supplement or a supplement to the indenture, a board resolution or an officers' certificate delivered pursuant to the indenture, will contain any restrictive covenants preventing us from taking certain actions specified therein.

Events of Default

        "Event of default" will mean with respect to any series of debt securities any of the following:

  •
  if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

  •
  if we fail to pay principal, or premium, if any when due and payable and the time for payment has not been extended or delayed;

  •
  if we fail to deposit any sinking fund payment, when and as due in respect of any debt security of that series, and the time for deposit has not been extended or delayed;

  •
  if we fail to observe or perform any other covenant contained in the notes or the indenture, other than a covenant specifically relating to another series of notes, and our failure continues for 90 days after we receive written notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series as provided in the indenture;

  •
  if specified events of bankruptcy, insolvency or reorganization occur; and

  •
  any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

        No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. In addition, certain events of default or an acceleration under the indenture may also be an event of default under some of our other indebtedness outstanding from time to time.

        If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and premium of all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) and premium of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to our having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal which has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal and premium with respect to debt securities of that series, have been cured or waived as provided in the indenture. For information as to waiver of defaults see the discussion under "Modification and Waiver" below. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default and the continuation of an event of default.

        The indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

  •
  that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

  •
  the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

        Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

        The indenture will require us, within 90 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

        We and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We and the trustee may not make any modification or amendment without the consent of the holder of each affected debt security then outstanding if that amendment will:

  •
  change the amount of debt securities whose holders must consent to an amendment or waiver;

  •
  reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

  •
  reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

  •
  reduce the principal amount of discount securities payable upon acceleration of maturity;

  •
  waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from that acceleration);

  •
  make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

  •
  make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any payment and to waivers or amendments; or

  •
  waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities.

        Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series will be able to, on behalf of the holders of all debt securities of that series, waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of that series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

        Legal Defeasance.    The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of the series, to replace stolen, lost or mutilated debt securities of the series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). The indenture will also provide that we may be discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of such payments in accordance with the terms of the indenture and those debt securities.

        This discharge may occur only if, among other things, we have delivered to the trustee an officers' certificate and an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

        Defeasance of Certain Covenants.    The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

  •
  we may omit to comply with certain restrictive covenants contained in the indenture, as well as any additional covenants contained in a supplement to the indenture, a board resolution or an officers' certificate delivered pursuant to the indenture; and

  •
  certain events of default under the indenture will not constitute a default or an event of default with respect to the debt securities of that series.

        The conditions will include:

  •
  depositing with the trustee money and/or U.S. Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

  •
  delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

        Covenant Defeasance and Events of Default.    In the event we exercise our option not to comply with certain covenants of the indenture with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF COMMON STOCK WARRANTS

        We may issue, together with other securities or separately, common stock warrants for the purchase of our Common Stock ("common stock warrants"). The common stock warrants are to be issued under common stock warrant agreements (each a "common stock warrant agreement") to be entered into between us and a bank or trust company, as common stock warrant agent (the "common stock warrant agent"), all as set forth in the applicable prospectus supplement. The common stock warrant agent will act solely as our agent in connection with the common stock warrants of such series and will not assume any obligations or relationship of agency or trust for or with any holders or beneficial owners of common stock warrants. Copies of the forms of common stock warrant agreements and the forms of warrant certificates (the "Common Stock Warrant Certificates") will be filed in an amendment to the registration statement of which this prospectus is a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus is a part. The following description of certain provisions of the forms of common stock warrant agreements and Common Stock Warrant Certificates does not purport to be complete and is subject to, and are qualified in their entirety by reference to, all the provisions of the common stock warrant agreements and the Common Stock Warrant Certificates to be filed in an amendment to the registration statement of which this prospectus is a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus is a part.

General

        If we offer warrants for the purchase of Common Stock, the applicable prospectus supplement will describe their terms, which may include the following:

  •
  the offering price of the common stock warrants, if any;

  •
  the procedures and conditions relating to the exercise of the common stock warrants;

  •
  the number of shares of Common Stock purchasable upon exercise of each common stock warrant and the initial price at which the shares may be purchased upon exercise;

  •
  the date on which the right to exercise the common stock warrants shall commence and the date on which the right shall expire (the "Common Stock Warrant Expiration Date");

  •
  a discussion of federal income tax considerations applicable to the exercise of common stock warrants;

  •
  call provisions of the common stock warrants, if any;

  •
  anti-dilution provisions of the common stock warrants, if any; and

  •
  any other terms of the common stock warrants.

        The shares of Common Stock issuable upon the exercise of the common stock warrants, when issued in accordance with the common stock warrant agreement, will be fully paid and nonassessable.

        Prior to the exercise of their common stock warrants, holders of common stock warrants will not have any of the rights of holders of the Common Stock purchasable upon such exercise, and will not be entitled to any dividend payments on the Common Stock purchasable upon such exercise.

Exercise of Common Stock Warrants

        Each common stock warrant will entitle the holder to purchase for cash the number of shares of Common Stock at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, common stock warrants may be exercised at any time up to the close of business on the

Common Stock Warrant Expiration Date set forth in the applicable prospectus supplement. After the close of business on the Common Stock Warrant Expiration Date, unexercised common stock warrants will become void.

        Common stock warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the Common Stock Warrant Certificates properly completed and duly executed at the corporate trust office of the common stock warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of shares of Common Stock purchasable upon such exercise. If less than all of the common stock warrants represented by the Common Stock Warrant Certificate are exercised, a new Common Stock Warrant Certificate will be issued for the remaining amount of common stock warrants.

        No fractional shares will be issued upon exercise of common stock warrants, but we will pay the cash value of any fractional shares otherwise issuable.

DESCRIPTION OF PREFERRED STOCK WARRANTS

        We may issue, together with other securities or separately, preferred stock warrants for the purchase of our Preferred Stock ("preferred stock warrants"). The preferred stock warrants are to be issued under preferred stock warrant agreements (each a "preferred stock warrant agreement") to be entered into between us and a bank or trust company, as preferred stock warrant agent (the "preferred stock warrant agent"), all as set forth in the applicable prospectus supplement. The preferred stock warrant agent will act solely as our agent in connection with the preferred stock warrants of such series and will not assume any obligations or relationship of agency or trust for or with any holders or beneficial owners of preferred stock warrants. Copies of the forms of preferred stock warrant agreements and the forms of warrant certificates (the "Preferred Stock Warrant Certificates") will be filed in an amendment to the registration statement of which this prospectus is a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus is a part. The following description of certain provisions of the forms of preferred stock warrant agreements and Preferred Stock Warrant Certificates does not purport to be complete and is subject to, and are qualified in their entirety by reference to, all the provisions of the preferred stock warrant agreements and the Preferred Stock Warrant Certificates to be filed in an amendment to the registration statement of which this prospectus is a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus is a part.

General

        If we offer warrants for the purchase of Preferred Stock, the applicable prospectus supplement will describe their terms, which may include the following:

  •
  the offering price of the preferred stock warrants, if any;

  •
  the procedures and conditions relating to the exercise of the preferred stock warrants;

  •
  the number of shares of Preferred Stock purchasable upon exercise of each preferred stock warrant and the initial price at which the shares may be purchased upon exercise;

  •
  the date on which the right to exercise the preferred stock warrants shall commence and the date on which the right shall expire (the "Preferred Stock Warrant Expiration Date");

  •
  a discussion of Federal income tax considerations applicable to the exercise of preferred stock warrants;

  •
  call provisions of the preferred stock warrants, if any;

  •
  anti-dilution provisions of the preferred stock warrants, if any; and

  •
  any other terms of the preferred stock warrants.

        The shares of Preferred Stock issuable upon the exercise of the preferred stock warrants, when issued in accordance with the preferred stock warrant agreement, will be fully paid and nonassessable.

        Prior to the exercise of their preferred stock warrants, holders of preferred stock warrants will not have any of the rights of holders of the Preferred Stock purchasable upon such exercise, and will not be entitled to any dividend payments on the preferred stock purchasable upon such exercise.

Exercise of Preferred Stock Warrants

        Each preferred stock warrant will entitle the holder to purchase for cash the number of shares of Preferred Stock at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, preferred stock warrants may be exercised at any time up to the close of business on the Preferred Stock Warrant Expiration Date set forth in the applicable prospectus supplement. After the close of business on the Preferred Stock Warrant Expiration Date, unexercised preferred stock warrants will become void.

        Preferred stock warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the Preferred Stock Warrant Certificates properly completed and duly executed at the corporate trust office of the preferred stock warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of shares of preferred stock purchasable upon such exercise. If less than all of the preferred stock warrants represented by the Preferred Stock Warrant Certificate are exercised, a new Preferred Stock Warrant Certificate will be issued for the remaining amount of preferred stock warrants.

        No fractional shares will be issued upon exercise of preferred stock warrants, but we will pay the cash value of any fractional shares otherwise issuable.

DESCRIPTION OF DEBT WARRANTS

        We may issue, together with other securities or separately, debt warrants for the purchase of debt securities ("debt warrants"). The debt warrants are to be issued under debt warrant agreements (each a "debt warrant agreement") to be entered into between us and a bank or trust company, as debt warrant agent (the "debt warrant agent"), all as set forth in the applicable prospectus supplement. The debt warrant agent will act solely as our agent in connection with the debt warrants of such series and will not assume any obligations or relationship of agency or trust for or with any holders or beneficial owners of debt warrants. Copies of the forms of debt warrant agreements and the forms of warrant certificates (the "debt warrant certificates") will be filed in an amendment to the registration statement of which this prospectus is a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus is a part. The following description of certain provisions of the forms of debt warrant agreements and debt warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the debt warrant agreements and the debt warrant certificates to be filed in an amendment to the registration statement of which this prospectus is a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus is a part.

General

        You should look in the accompanying prospectus supplement for the following terms of the offered debt warrants:

  •
  the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants and the procedures and conditions relating to the exercise of the debt warrants;

  •
  the designation and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

  •
  the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

  •
  the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which the principal amount of debt securities may be purchased;

  •
  the date on which the right to exercise the debt warrants shall commence and the date on which the right shall expire;

  •
  whether the debt securities purchasable upon exercise of the debt warrants are original issue discount debt securities, and discussion of applicable federal income tax considerations; and

  •
  whether the debt warrants represented by the debt warrant certificate will be issued in registered or bearer form, and, if registered, where they may be transferred and registered.

        Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise.

Exercise of Debt Warrants

        Each debt warrant will entitle the holder to purchase for cash the principal amount of debt securities at the exercise price determinable in the applicable prospectus supplement. Debt warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business of the expiration date, unexercised debt warrants will become void.

        Debt warrants may be exercised as set forth in the applicable prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities purchasable upon such exercise. If less than all of the debt warrants represented by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.

PLAN OF DISTRIBUTION

        We may sell the securities directly to our stockholders, directly to one or more purchasers, through agents, to or through one or more dealers, to or through underwriters or through a combination of any such methods of sale.

        We may distribute the securities from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        Offers to purchase the securities being offered hereby may be solicited directly by us or by agents designated by us from time to time. Any such agent, who may be deemed to be our "underwriter" as that term is defined in the Securities Act, involved in the offer or sale of such securities will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

        If a dealer is utilized in the sale of the securities, we will sell the securities to the dealer, as principal. The dealer, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        If an underwriter is, or underwriters are, utilized in the sale, we will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriter to make resales of the securities to the public. In connection with the sale of the securities, such underwriter may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may also sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commission from the purchasers for whom they may act as agents. Any underwriting compensation paid by us to underwriters in connection with the offering of securities, and any discounts, concessions or commission allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement.

        If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase the securities offered hereby pursuant to contracts providing for payment and delivery on a future date or dates set forth in the applicable prospectus supplement. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any such contract will not be subject to any conditions except that (a) the purchase of such securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject and (b) if the securities are also being sold to underwriters, we shall have sold to such underwriters the securities offered hereby which are not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect of the validity or performance of such contracts. The applicable prospectus supplement relating to such contracts will set forth the price to be paid for securities pursuant to such contracts, the commission payable for solicitation of such contracts and the date or dates in the future for delivery of the securities pursuant to such contracts.

        We may enter into agreements to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        Kirkland & Ellis, a partnership including professional corporations, Chicago, Illinois, will issue an opinion about certain legal matters with respect to the securities for our company. Any underwriters will be advised about the other issues relating to any offering by their own legal counsel.

EXPERTS

        The consolidated financial statements of our company as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001 and for the period from January 18, 1991 (inception) through December 31, 2001 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following (unless otherwise noted) are the estimated expenses in connection with the issuance and distribution of the securities being registered, all of which will be paid by Aksys:

Securities and Exchange Commission Fee	$5,520
*Legal Fees and Expenses	$25,000
*Accounting Fees and Expenses	$10,000
*Printing Expenses.	$10,000
*Miscellaneous.	$5,000
*Total.	$55,520

*
Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation—a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute required court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. Article X of the Registrant's Restated Certificate of Incorporation requires indemnification to the fullest extent permitted by Delaware law.

        The officers and directors of the Registrant are covered by an insurance policy indemnifying against certain liabilities which arise from their activities performed on behalf of the Registrant, including liabilities under the Securities Act of 1933 in certain circumstances. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends or redemptions of shares or (iv) for any breach of a director's duty of loyalty to the company or its stockholders. Article X of the Registrant's Restated Certificate of Incorporation includes such a provision.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 16. EXHIBITS

*1	Form of Underwriting Agreement
3.1	Restated Certificate of Incorporation, incorporated herein by reference to our Registration Statement on Form S-1 (Registration No. 333-02492)
3.2	Amended and Restated Bylaws, incorporated herein by reference to our Registration Statement on Form S-1 (Registration No. 333-02492)
4.1
Rights Agreement, dated as of October 28, 1996, by and between Aksys, Ltd. and First Chicago Trust Company of New York, incorporated herein by reference to our Registration Statement on Form 8-A, filed on October 31, 1996
*4.2	Form of Indenture
*4.3	Form of Note
*4.4	Form of Preferred Stock Certificate of Designations, including form of Preferred Stock Certificate
*4.5	Form of Common Stock Warrant Agreement, including form of Common Stock Warrant Certificate
*4.6	Form of Preferred Stock Warrant Agreement, including form of Preferred Stock Warrant Certificate
*4.7	Form of Debt Warrant Agreement, including form of Debt Warrant Certificate
5	Opinion of Kirkland & Ellis
23.1	Consent of KPMG LLP
23.2	Consent of Kirkland & Ellis (included in Exhibit 5)
24	Powers of Attorney (contained on Page II-4)
*25	Statement of Eligibility of Trustee on Form T-1

*
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.

ITEM 17. UNDERTAKINGS

          (a)  The undersigned Registrant hereby undertakes:

            (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the information required to be included in a post-effective amendment by paragraphs (a)(1)(i) and (a)(1)(ii) above may be contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 and (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)  The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period for any subscription rights, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus with respect to a subscription rights offering, a post-effective amendment will be filed to set forth the terms of such offering.

          (d)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          (e)  The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lincolnshire, Illinois on October 15, 2002.

AKSYS, LTD.
By	/s/ WILLIAM C. DOW William C. Dow PRESIDENT AND CHIEF EXECUTIVE OFFICER

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint William C. Dow, Lawrence D. Damron and Thomas J. Gohde, and each of them, his true and lawful attorneys-in- fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments thereto (including, without limitation, any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by each of the following persons in the capacities indicated on October 15, 2002.

Signature	Title

/s/ WILLIAM C. DOW William C. Dow	President, Chief Executive Officer and Director
/s/ LAWRENCE D. DAMRON Lawrence D. Damron	Senior Vice President and Chief Financial Officer
/s/ RICHARD B. EGEN Richard B. Egen	Chairman of the Board
/s/ ALAN R. MEYER Alan R. Meyer	Director
/s/ W. DEKLE ROUNTREE, JR. W. Dekle Rountree, Jr.	Director
/s/ BERNARD R. TRESNOWSKI Bernard R. Tresnowski	Director

EXHIBIT INDEX

*1	Form of Underwriting Agreement
3.1	Restated Certificate of Incorporation, incorporated herein by reference to our Registration Statement on Form S-1 (Registration No. 333-02492)
3.2	Amended and Restated Bylaws, incorporated herein by reference to our Registration Statement on Form S-1 (Registration No. 333-02492)
4.1
Rights Agreement, dated as of October 28, 1996, by and between Aksys, Ltd. and First Chicago Trust Company of New York, incorporated herein by reference to our Registration Statement on Form 8-A, filed on October 31, 1996
*4.2	Form of Indenture
*4.3	Form of Note
*4.4	Form of Preferred Stock Certificate of Designations, including form of Preferred Stock Certificate
*4.5	Form of Common Stock Warrant Agreement, including form of Common Stock Warrant Certificate
*4.6	Form of Preferred Stock Warrant Agreement, including form of Preferred Stock Warrant Certificate
*4.7	Form of Debt Warrant Agreement, including form of Debt Warrant Certificate
5	Opinion of Kirkland & Ellis
23.1	Consent of KPMG LLP
23.2	Consent of Kirkland & Ellis (included in Exhibit 5)
24	Powers of Attorney (contained on Page II-4)
*25	Statement of Eligibility of Trustee on Form T-1

*
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
THE COMPANY
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
RATIOS OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF COMMON STOCK WARRANTS
DESCRIPTION OF PREFERRED STOCK WARRANTS
DESCRIPTION OF DEBT WARRANTS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
  ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  ITEM 16. EXHIBITS
  ITEM 17. UNDERTAKINGS
SIGNATURES
EXHIBIT INDEX